                                                                    EXHIBIT 10.1



                                LOAN AGREEMENT

                                    BETWEEN

                       HELLER HEALTHCARE FINANCE, INC.,
                            a Delaware corporation

                             as Agent and a Lender

                                      AND

                THE OTHER FINANCIAL INSTITUTIONS WHO HEREAFTER
                       BECOME PARTIES TO THIS AGREEMENT

                                  as Lenders

                                      AND

                                ALC OHIO, INC.,
                            ALC PENNSYLVANIA, INC.,
                                ALC IOWA, INC.,
                            ALC NEBRASKA, INC. and
                             ALC NEW JERSEY, INC.



                           each a Nevada corporation

                                      AND

                  THE OTHER BORROWING ENTITIES WHO HEREAFTER
                       BECOME PARTIES TO THIS AGREEMENT

                                  as Borrower

                               $45,000,000 LOAN

                        ASSISTED LIVING CONCEPTS, INC.
                            PORTFOLIO OF THIRTY-TWO
                          ASSISTED LIVING FACILITIES

                               TABLE OF CONTENTS

RECITALS...............................................................   1
ARTICLE I The Loan.....................................................   2
ARTICLE II Security....................................................   7
ARTICLE III Conditions Precedent.......................................   7
ARTICLE IV Representations and Warranties..............................  10
ARTICLE V Affirmative Covenants........................................  14
ARTICLE VI Negative Covenants..........................................  17
ARTICLE VII Events of Default; Acceleration of Indebtedness; Remedies..  18
ARTICLE VIII Assignment and Participation..............................  20
ARTICLE IX Miscellaneous...............................................  32

                    LIST OF EXHIBITS, SCHEDULES AND RIDERS

EXHIBIT A    -    Pool 1 Borrowers and Pool 1 Properties
EXHIBIT B    -    Pool 2 Borrowers and Pool 2 Properties
EXHIBIT C    -    ALC Properties
EXHIBIT D    -    Litigation
EXHIBIT E    -    Settlement Agreement

SCHEDULE I   -    Calculation of Net Operating Income
SCHEDULE II  -    Index of Defined Terms

RIDER        -    Senior Housing Rider
EXHIBIT R-1  -    Units and Beds at Each Facility
EXHIBIT R-2  -    Licenses

                                LOAN AGREEMENT


          This LOAN AGREEMENT (this "Agreement") is made this 20th day of February, 2001 between ALC OHIO, INC., a Nevada corporation, ALC PENNSYLVANIA, INC., a Nevada corporation, ALC IOWA, INC., a Nevada corporation, ALC NEBRASKA, INC., a Nevada corporation and ALC NEW JERSEY, INC., a Nevada corporation (collectively, the "Pool 1 Borrowers"), the parties who are or hereafter become parties to this Agreement as Pool 2 Borrowers (as defined below) (the Pool 1 Borrowers and the Pool 2 Borrowers are sometimes collectively called "Borrower"), the financial institutions who are or hereafter become parties to this Agreement as Lenders (as defined below), and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation (in its individual capacity, "Heller"), as the "Agent" and a Lender.

                                   RECITALS

          A. Lenders have agreed to make a loan (the "Loan") to Borrower in the aggregate principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00), subject to the terms and conditions contained herein. The Loan is evidenced on the Closing Date by that certain Promissory Note A of even date herewith made by Borrower in the original principal amount of Twenty-Nine Million Two Hundred Fifty Thousand and No/100 Dollars ($29,250,000.00) ("Note A "), and by that certain Subordinated Promissory Note B of even date herewith made by Borrower in the original principal amount of Fifteen Million Seven Hundred Fifty Thousand and No/100 Dollars ($15,750,000.00) ("Note B ") (Note A and Note B and all amendments thereto and substitutions therefor (including those described in Section 1.9 below) are hereinafter collectively referred to
                   -----------
as the "Notes"). The terms and provisions of the Notes are hereby incorporated herein by reference in this Agreement.

          B. Each Pool 1 Borrower is the owner of certain real property more particularly described on Exhibit A hereto (collectively, the "Pool 1
                          ---------
Properties") including the assisted living facilities and other improvements located thereon. An entity or entities (the "Pool 2 Borrowers ") to become or currently wholly owned by Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), and approved by Agent in its reasonable discretion, own or will own the real property more particularly described on Exhibit B hereto (collectively, the
                                             ---------
"Pool 2 Properties "), including the assisted living facilities and other improvements located thereon. The Pool 1 Properties and Pool 2 Properties are sometimes collectively called the "Properties" and individually called a "Property". The assisted living facilities and other improvements located at the Properties are collectively called the "Improvements". The Properties including the Improvements are collectively called the "Project".

          C. Each Property is (or when the entity which owns it becomes a Pool 2 Borrower, as applicable, will be) leased by a Borrower, as landlord, to ALC, as tenant (collectively, the "ALC Leases"). Each Borrower and ALC have entered (or as to the Pool 2

Properties, shall enter) into a Subordination Agreement in favor of Agent and Lenders with respect to the respective ALC Lease (collectively, the "Subordinations").

          D. Borrower will use the proceeds of the Loan for the purpose of repaying certain intercompany indebtedness owing by Borrower to ALC. ALC will use the proceeds of such intercompany indebtedness to retire a portion of the 6% Convertible Subordinated Debentures due November 2002 and the 5 5/8% Convertible Subordinated Debentures due May 2003, each issued by ALC (the "Convertible Debt"), to purchase directly or indirectly the Pool 2 Properties, and for certain other uses set forth in Section 1.5 below.
                                -----------

          E. Borrower's obligations under the Loan will be secured by, among other things, (a) a first priority Deed of Trust/Mortgage, Assignment of Rents and Security Agreement (or a document of similar title) of even date herewith (individually, a "Mortgage" and collectively, the "Mortgages") encumbering each Property including the Improvements located thereon, and (b) an Assignment of Leases and Rents of even date herewith (collectively, the "Assignments of Leases") encumbering each Property including the Improvements located thereon. This Agreement, the Notes, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the Guaranty, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "Loan Documents."

          F. "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Section 8.2 below. "Lender" or "Lenders"
                                    -----------
means Heller in its individual capacity and its successors and permitted assigns pursuant to Section 8.1 below.
            -----------

          G.   An index of defined terms appears on the attached Schedule II.
                                                                 -----------

          NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

                                   ARTICLE I
                                   The Loan
                                   --------

     1.1. Disbursements.
          -------------

          1.1.1.    Fundings.  Subject to the other provisions of this Loan
                    --------
Agreement, and so long as no default under any of the Loan Documents is then continuing, on the Closing Date, and from time to time thereafter until no later than August 31, 2002, Lenders shall make disbursements of the Loan to the Borrowers; provided, however, that as of each Funding Date, those Properties as to which all of the conditions and requirements set forth in Article III have been satisfied and which have not been released from the lien of a Mortgage pursuant to this Loan Agreement (collectively, the "Included Properties") shall provide (i) an Adjusted Debt Coverage Ratio of at least 1.60:1.00 as reasonably determined by Agent, and (ii) a Loan To Cost Percentage no higher than sixty-five percent (65%) as reasonably determined by Agent. "Closing Date" means the date of the initial disbursement of some or all of the Loan. "Funding Date" means the date on which a funding of the Loan occurs. Provided that no default under any of the Loan Documents is then continuing, during the period after the Closing Date through August 31, 2002, Borrower may request a funding under the Loan by delivering a written request therefor to Agent and Lenders not less than three (3) business days prior to the Funding Date requested in such notice. So long as Borrower has satisfied all of the conditions for such disbursement, Lenders shall fund the requested advance on such Funding Date. Lenders shall have no obligation to make a disbursement of any portion of the Loan more than once per calendar week or in an amount less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

          "Adjusted Debt Coverage Ratio" means, the ratio of (i) Net Operating Income from the then Included Properties for the preceding three (3) full calendar month period, to (ii) estimated payments of interest due on the Loan (including the amount requested to be advanced on the applicable Funding Date) for the following three (3) month period based upon an Interest Rate calculated using the Base Rate determined as of the applicable Funding Date (without regard to the actual Base Rate in effect during the calendar month in which the Funding Date occurs).

          "Loan To Cost Percentage" means the quotient as reasonably determined by Agent of (x) the outstanding balance of the Loan plus the amount of the Loan to be funded on the applicable Funding Date, divided by (y) the cost basis of the Included Properties. The cost basis of each of the Pool 1 Properties shall be as set forth on Exhibit A hereto. For purposes of this Agreement, the
                   ---------
aggregate cost basis of all Pool 2 Properties shall be deemed not to exceed Forty Million and No/100 Dollars ($40,000,000.00) (the "Cost Limit"). Prior to any Pool 2 Properties becoming Included Properties, Agent and Borrower shall agree in writing (each party acting reasonably and in good faith) as to the cost basis of each such Property, which cost basis shall be based upon the original development cost of each such Property (reasonably satisfactory evidence of which Borrower shall provide Agent), and the aggregate of the cost basis of all such Pool 2 Properties shall not exceed the Cost Limit. The cost basis of a Property as determined under this subsection 1.1.1 is referred to as its "Cost
                                  ----------------
Basis ."

          Borrower shall use good faith efforts to fulfill all of the conditions and requirements to have all of the Pool 1 Properties qualify as Included Properties as soon as reasonably possible, subject to Borrower's rights pursuant to Section 1.10 below.
   ------------

          1.1.2.  Lenders' Obligations Are Several, Not Joint.
                  -------------------------------------------
Notwithstanding any other provision of this Article I to the contrary, each Lender's agreement to make disbursements of the Loan under this Agreement shall be several, and not joint, and in the amount of their respective Pro Rata Share of the amount of such disbursement.

          1.1.3.  No Reborrowing.  To the extent the principal balance of the
                  --------------
Loan is repaid, it may not be reborrowed. Therefore, the aggregate maximum amount of advances of the Loan shall be Forty-Five Million and No/100 Dollars ($45,000,000.00).

     1.2. Loan Term.
          ---------

          1.2.1.    Maturity Date.  The Loan shall mature on August 31, 2002
                    -------------
(the "Maturity Date") or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise.

          1.2.2.    Extension Option.  Borrower may extend the Maturity Date up
                    ----------------
to three (3) times, each for a period of six (6) months immediately following the previous Maturity Date, provided that: (a) Borrower has given Agent written notice (the "Extension Notice") of such extension not less than forty-five (45) days nor more than ninety (90) days prior to the then-scheduled Maturity Date;
(b) Borrower is not in default under any of the Loan Documents at the time of delivery of the Extension Notice or at the then-scheduled Maturity Date; and (c) with respect to all of the Convertible Debt scheduled to mature during a particular extension period, Borrower has either (i) repaid such Convertible Debt, (ii) obtained a commitment to refinance such Convertible Debt, in form and substance reasonably satisfactory to Agent, or (iii) extended the maturity date of such Convertible Debt, on terms reasonably satisfactory to Agent. In addition to the conditions specified above, Borrower must also satisfy the following conditions in order to exercise the third of its extension options: (x) concurrently with giving the third Extension Notice, Borrower shall have paid or caused to be paid to Agent, for the benefit of Lenders, a non-refundable extension fee equal to five tenths percent (0.5%) of the outstanding principal balance of the Loan as of the date of the third Extension Notice; (y) as of the then-current Maturity Date (that is, August 31, 2003), the Project Yield for the immediately preceding three (3) months is not less than seventeen percent (17%); and (z) as of the then-current Maturity Date, the Debt Coverage Ratio for the immediately preceding three (3) months equals or exceeds 1.60:1.00 as reasonably determined by Agent.

          "Debt Coverage Ratio means, the ratio of (i) Net Operating Income from the Project for a particular period, to (ii) payments of interest due on the Loan for the same period.

          "Project Yield" means the product of 100%, multiplied by the quotient as reasonably determined by Agent of (x) the annualized Net Operating Income from the Project, as determined by Agent's audit, at Borrower's expense (or at Agent's option, as reasonably estimated by Agent), divided by (y) the then-current outstanding principal balance of the Loan plus all accrued but unpaid interest thereon.

     1.3. Interest Rate.  Borrower shall pay interest on the outstanding
          -------------
principal balance of the Loan at a floating rate per annum equal to the Base Rate plus three and eighty-five one-hundredths percent (3.85%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each day in The Wall Street Journal for notes maturing three (3)
                      -----------------------
months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month; provided, however, the Interest Rate for February, 2001 shall be fixed based upon the Base Rate published prior to and in effect on the first
(1st) business day prior to the Closing

Date. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.


     1.4. Payments.  Borrower shall make interest payments monthly in arrears on
          --------
the first (1st) day of each month, commencing on April 1, 2001, computed on the outstanding principal balance of the Loan at the Interest Rate.

     1.5. Sources and Uses.  The sources and uses of funds for the contemplated
          ----------------
transaction are as follows:

           SOURCES                                      USES
           -------                                    ----
Loan               $45,000,000           Purchase of Pool 2
                                         Properties:                $25,937,000
                                         Retire Convertible Debt:   $ 9,438,000
                                         Litigation Settlement:     $ 7,800,000
                                         Commitment Fee:            $   450,000
                                         Cohen & Steers Fee:        $   450,000
                                         Lender Closing Costs:      $   925,000

Total:             $45,000,000           Total:                     $45,000,000


          Borrower shall deliver such information and documentation as Agent shall reasonably request to verify that the sources and uses are as indicated above. In the event that the purchase price paid by Borrower for all of the Pool 2 Properties is less than $25,937,000, the excess of $25,937,000 over the aggregate purchase price paid by Borrower for the Pool 2 Properties may be used by Borrower or ALC towards retiring a portion of the Convertible Debt, so long as (i) Borrower has otherwise satisfied all of the conditions precedent in this Agreement for Lenders to fund such difference, (ii) such funding will not result in the violation of any of the financial covenants or conditions in this Agreement and (iii) Borrower is not then in default under any of the Loan Documents. Except as provided in the previous sentence, a reduction in the amounts necessary for any of the uses shall result in an equal reduction in the amount of the Loan.

     1.6. Prepayments of Loan. Borrower may not prepay any of the outstanding
          -------------------
principal balance of the Loan prior to September 1, 2001. Thereafter, Borrower may prepay the outstanding principal balance of the Loan in full at any time together with all other amounts owing hereunder; provided Borrower gives Agent
                                                 --------
at least ten (10) business days prior written notice and pays Agent, for the benefit of Lenders, the Exit Fee then due. After September 1, 2001 Borrower may prepay the outstanding principal balance of the Loan in part at any time upon at least ten (10) business days prior written notice thereof. So long as no default then exists hereunder or under any of the other Loan Documents, in connection with the sale or refinancing by Borrower of one or more of the Properties with a party that is not an Affiliate of ALC, Agent shall release such Properties upon Borrower's satisfaction of each of the following conditions precedent, each as reasonably determined by Agent:

          1.6.1. Borrower shall pay Agent, for the benefit of Lenders, as a payment of a portion of the Indebtedness, an amount equal to the greater of (i) the Cost Basis of each Property to be released, and (ii) the net sales or refinancing proceeds from each such Property;

          1.6.2. The remaining Properties shall have achieved a Debt Coverage Ratio of at least 1.60 for the immediately preceding three (3) months;

          1.6.3. The Debt Coverage Ratio achieved by the remaining Properties for the immediately preceding three (3) months shall not be lower than the Debt Coverage Ratio achieved by the remaining Properties together with the Properties to be released for the immediately preceding three (3) months;

          1.6.4. If a Property is released by Agent in connection with a refinancing by a party that is not an Affiliate of ALC, the Borrower which previously owned such Property shall promptly convey such Property to an entity which is not a Borrower; and

          1.6.5. Borrower shall pay Agent, for the benefit of Lenders, the Exit Fee with respect to the Properties being released as set forth in Section
                                                                       -------
1.8 below.
---

     1.7. ALC Properties.  Borrower represents and warrants to Agent and Lenders
          --------------
that ALC or an Affiliate of ALC owns the real property listed on Exhibit C
                                                                 ---------
hereto together with all improvements thereon (the "ALC Properties"), free of all loans and security interests in favor of others, other than real estate taxes not yet delinquent. Borrower will not permit any of the ALC Properties to hereafter be sold, transferred, encumbered (other than real estate taxes not yet delinquent and easements, rights-of-way, restrictions, mechanic's liens which are removed or contested within thirty (30) days of filing and other similar encumbrances incurred in the ordinary course of business of ALC, which do not materially detract from the value of the ALC Property subject thereto or materially interfere with the ordinary conduct of business of ALC or an Affiliate of ALC at such ALC Property), ground leased, master leased or refinanced without Agent's prior written consent; provided, however, (i) ALC (or, if an Affiliate of ALC is the owner of such ALC Property, such Affiliate) may sell any of the ALC Properties to a thirty-party which is not an Affiliate of Borrower or ALC, if the net proceeds from such sale are used to retire a portion of the outstanding Convertible Debt or other debt reasonably approved by Agent; and (ii) ALC (or, if an Affiliate of ALC is the owner of such ALC Property, such Affiliate) may encumber any of the ALC Properties for the purpose of refinancing the outstanding Convertible Debt or other debt on terms reasonably approved by Agent. A breach of any of such requirements, as reasonably determined by Agent, shall be an Event of Default under this Agreement.

     1.8. Exit Fee.  As additional consideration for entering into this
          --------
Agreement and making the Loan, Borrower shall, on the date any payment of principal under the Loan is made (whether as a partial or full repayment of the Loan, and whether before, at or after maturity, and whether or not as a result of a casualty or condemnation, acceleration or otherwise), pay to Agent for the benefit of Lenders, an amount (the "Exit Fee") equal to (A) one percent (1%) of the principal amount being repaid on such date plus (B) if all or any portion of the Loan is repaid prior to September 1, 2001, the amount of interest Agent estimates would have been payable under this Agreement with respect to such prepayment of the Loan from and after the date of such prepayment through August 31, 2001.

     1.9.  Delivery of Notes.  Borrower shall execute and deliver to each Lender
           -----------------
a Note or Notes to evidence the Loan, such Note(s) to be in the principal amount of such Lender's Pro Rata Share of the Loan. In the event of an assignment under Section 8.1 below, Borrower shall, upon surrender of the assigning
      -----------
Lender's Note(s), issue new Note(s) to reflect the interests of the assigning Lender and the Person to which interests are to be assigned. Further, upon the addition of the Pool 2 Borrowers as Borrowers hereunder, Borrower shall, upon surrender of the then existing Notes, issue new Notes to reflect the addition of such Pool 2 Borrowers as parties to the Loan Documents.

     1.10. Substitution of Properties.  If one or more Pool 2 Properties are not
           --------------------------
acquired directly or indirectly by ALC, or if a Pool 1 Property or a Pool 2 Property fails to meet all of the conditions to become an Included Property, then Borrower may offer to substitute any ALC Property for such Pool 1 Property or Pool 2 Property, so long as all of the conditions for such substitute Property(ies) to become an Included Property are met and Borrower satisfies the following additional conditions precedent: (i) Borrower shall obtain Agent's prior written consent thereto, which may be withheld in Agent's sole discretion, and (ii) Borrower shall pay all costs incurred by Agent and/or Lenders in connection with any due diligence, credit analysis, underwriting, documentation and funding with respect to the requested substitution, regardless of whether or not Agent grants its consent (and Agent may also require Borrower to provide an expense deposit to be used toward such costs).

                                  ARTICLE II
                                   Security
                                   --------

     2.1.  Collateral.  The Loan and all other indebtedness and obligations
           ----------
under the Loan Documents shall be secured by the following (collectively, the "Collateral"): (a) the Mortgages, (b) the Assignments of Leases, and (c) any other collateral or security described in this Agreement or the other Loan Documents.

                                  ARTICLE III
                             Conditions Precedent
                             --------------------

           Lenders' obligation to disburse the Loan is subject to satisfaction of all of the following conditions:

     3.1.  Loan Documents.  Agent shall have received the following Loan
           --------------
Documents, all in form and substance reasonably satisfactory to Agent, each signed by the Pool 1 Borrowers and/or the Pool 2 Borrowers and/or ALC, as applicable:

          (a)  this Agreement;

          (b)  the Notes;

          (c)  the Mortgages, with respect to the Included Properties;

          (d)  the Assignments of Leases, with respect to the Included
     Properties;

          (e) such Uniform Commercial Code financing statements as Agent may require, with respect to the Borrower or the Included Properties;

          (f)  a guaranty (the "Guaranty") executed by ALC;

          (g) a hazardous wastes indemnity agreement ("Environmental Indemnity") executed by Borrower and ALC;

          (h)  the Subordinations, with respect to the Included Properties; and

          (i) an Intercreditor Agreement, executed by Borrower and ALC (the "Intercreditor Agreement").

     3.2. Legal Opinions.  With respect to each Included Property, Borrower
          --------------
shall deliver to Agent a legal opinion from Borrower's counsel in the state where such Property is located (and where Borrower and ALC are headquarted and incorporated) providing such opinions as Agent may reasonably require, including, without limitation, that the Loan Documents are enforceable under the laws of such state and that the applicable Borrower has obtained all licenses and permits necessary to operate such Property as an assisted living facility.

     3.3.  Appraisal.  With respect to each Included Property, Agent shall
           ---------
obtain an appraisal report for the Project, in form and content acceptable to Agent, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act.

     3.4.  Title Policy and Endorsements.  With respect to each Included
           -----------------------------
Property, Agent shall have received a commitment for title insurance in an amount and issued by a title insurance company satisfactory to Agent (collectively, the "Title Policy"), in a form and amount acceptable to Agent, insuring marketability of title and insuring that the lien of each of the Mortgages is a valid first lien on the respective Property, as applicable, subject only to exceptions to title approved by Agent. The Title Policy shall also contain any reinsurance and endorsements required by Agent including without limitation creditors' rights, negative amortization, survey, access, tax parcel, subdivision, contiguity, non-imputation, variable rate, usury, last dollar, first loss, tie-in, subsequent disbursements and extended coverage endorsements (Comprehensive Form 1), to the extent available in the state where the respective Property is located.

     3.5.  Survey.  Agent shall have received and approved a survey of each of
           ------
the Included Properties and the Improvements thereon, dated no more than ninety
(90) days prior to the date of the applicable Title Policy, prepared by a registered land surveyor in accordance with the 1999 American Land Title Association/ American Congress on Surveying and Mapping Standards and certified in favor of Lenders and Agent and the title insurer. The surveyor shall certify that each Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development. The surveys shall be sufficient for the title insurer to remove the general survey exception in the applicable Title Policy, to the extent possible in the applicable state.

     3.6.  Environmental Report.  Agent shall have received a Phase I
           --------------------
Environmental audit of each of the Included Properties. The audit shall (i) be addressed to Agent and Lenders; (ii) state that Agent and Lenders may rely thereon; and (iii) be acceptable to Agent in its reasonable discretion.

     3.7.  Leases.  All leases, licenses and other agreements with regard to the
           ------
occupancy of each of the Included Properties, including patient and resident care agreements and service agreements which include an occupancy agreement (collectively, "Leases"), shall be in form and substance reasonably acceptable to Agent. Borrower shall submit for Agent's approval a copy of the form of residential Lease ALC proposes to utilize at each of the Included Properties, and all residential Leases entered into after the Closing Date shall be on forms reasonably approved by Agent without material modifications, other than modifications made in accordance with statutory, regulatory or other legal requirements. Agent must approve all non-residential Leases of space greater than 500 square feet. On each Funding Date: (a) all existing Leases shall be in full force and effect and (b) Borrower shall submit a certified rent roll for each of the Included Properties, certifying that all existing Leases are listed therein. If any non-residential Leases exist or are hereafter entered into with respect to an Included Property, each tenant thereunder shall execute and deliver to Agent prior to the applicable Funding Date or prior to execution thereof by Borrower or ALC, as applicable, a subordination and attornment agreement in a form reasonably acceptable to Agent; provided, however, if such non-residential Lease is a sublease under an ALC Lease and expressly states that it is subject in all respects to the ALC Lease and will terminate at the latest upon termination of the ALC Lease, then Agent shall not require such a subordination and attornment agreement as to such sublease.

     3.8.  Insurance.  With respect to each Included Property, Borrower shall
           ---------
have provided Agent with and Agent shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgages.

     3.9.  Compliance with Laws.  Borrower shall have submitted and Agent shall
           --------------------
have approved (a) a final certificate of occupancy (or the equivalent) for each of the Included Properties and the Improvements thereon for which a disbursement has been or is to be made, and (b) evidence satisfactory to Agent that each of the Included Properties and the Improvements thereon comply in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations and planning requirements), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

     3.10. Commitment Fee.  On the Closing Date Borrower shall have paid Agent a
           --------------
commitment fee in the amount of Four Hundred Fifty Thousand and No/100 Dollars

($450,000.00), which commitment fee shall be nonrefundable and shall be deemed fully earned upon receipt.

          3.11.  Intentionally Omitted.
                 ---------------------

          3.12.  Audit Requirement.  Agent shall have received an audit of ALC
                 ----------------
satisfactory to Agent.

     3.13. Licenses.  With respect to each Included Property, Borrower shall
           -------
obtain, nd deliver to Agent evidence satisfactory to Agent of, all licenses and permits necessary to operate such Included Property as an assisted living facility. All such licenses and permits shall be issued to and in the name of Borrower or ALC.

     3.14. Additional Items.  Agent shall have received such other items as
           ---------------
Agent may reasonably require, including without limitation, a physical condition report and UCC, tax, judgment, bankruptcy and lien searches on the Pool 1 Borrowers and Pool 2 Borrowers in connection with their joinder hereto.

                                  ARTICLE IV
                         Representations and Warranties
                         ------------------------------

          As an inducement to Lenders to disburse the Loan, each Borrower which is a party hereto hereby represents and warrants to Lenders and Agent as follows, which representations and warranties shall be true as of the date hereof and on each Funding Date, and shall remain true throughout the term of the Loan:

     4.1.  Borrower Existence.  Each Pool 1 Borrower is a corporation duly
           ------------------
validly existing and in good standing under the laws of the State of Nevada with its principal place of business at the location set forth on Exhibit A hereto.
                                                             ---------
Each Pool 1 Borrower is in good standing and authorized to transact business in the state in which its respective Properties are located. Prior to the joinder hereto of a Borrower, Borrower shall provide Agent with evidence reasonably satisfactory to Agent that such Borrower is an entity duly formed, validly existing and in good standing in its state of formation, and in good standing and authorized to transact business in the state in which Properties are located. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower and ALC, as the case may be, enforceable against Borrower and ALC, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

     4.2.  Stockholders.
           ------------

           4.2.1. Stockholder's Existence. ALC is a corporation existing and in good standing under the laws of the State of Nevada with its principal place of business in Portland, Oregon. ALC is in good standing and authorized to transact business in Nevada and in each of the states in which the Properties and its other material assets are located.

           4.2.2.  Ownership of Borrower. ALC owns one hundred percent (100%) of
                   ---------------------
the issued and outstanding stock in each Pool 1 Borrower free and clear of all liens, claims, encumbrances and rights of others. Prior to any of the Pool 2 Properties becoming Included Properties, ALC will own one hundred percent (100%) of the economic interests in the related Pool 2 Borrower free and clear of all liens, claims, encumbrances and rights of others.

     4.3.  Authority. ALC has the authority to appoint and remove the Directors
           ---------
of each Borrower. The Board of Directors of each Borrower has the authority to make all material business decisions (including a sale or refinance) for such Borrower during the term of the Loan.

     4.4.  Corporate Documents. A true and complete copy of the articles of
           -------------------
incorporation and by-laws of each Borrower and ALC and all other documents creating and governing each Borrower and ALC, respectively (collectively, the "Incorporation Documents"), have been furnished to Agent (or, with respect to each Borrower joined hereto, will be furnished to Agent prior to the joinder hereto of such Borrower). There are no other agreements, oral or written, among any of the owners of any ownership interests in any Borrower or ALC relating to any of them. There are no other agreements to which ALC is a party which would affect, modify or supercede the Incorporation Documents of ALC. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of each Borrower and ALC, respectively. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

     4.5.  Other Agreements. Neither ALC nor any Borrower is in default under
           ----------------
any contract, agreement or commitment to which it is a party, which default could reasonably be expected to have a material adverse effect on ALC or any Borrower. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which any Borrower or ALC is bound. Borrower has delivered to Agent copies of any agreements (including leases) between each Borrower and any Affiliate related in any way to the Project and any other agreements or documents materially affecting the use and operation of the Project.

     4.6.  Properties. Fee simple title to each Included Property is owned by
           ----------
each Pool 1 Borrower as indicated on Exhibit A hereto, and fee simple title to
                                     ---------
each other Property is or will be, prior to the joinder hereto of the applicable Borrower, owned by each Pool 1 Borrower as indicated on Exhibit A hereto or a
                                                        ---------
Pool 2 Borrower, as applicable, in each case free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only such exceptions as have been approved in writing by Agent. To the best of Borrower's knowledge, each Property and the Improvements thereon is in compliance in all material respects with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of each Property and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than such Property. To the best of Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof.

     4.7.  Property Access. Subject to such items as may be disclosed in a
           ---------------
Schedule (approved by Agent) to a joinder to this Agreement, to Borrower's knowledge, each Included Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

     4.8.  Utilities. All utility services reasonably necessary and sufficient
           ---------
for the use or operation of each Property and the Improvements thereon are available including water, storm, sanitary sewer, gas, electric and telephone facilities.

     4.9.  Flood Hazards/Wetlands. Subject to such items as may be disclosed in
           ----------------------
a Schedule (approved by Agent) to a joinder to this Agreement, to Borrower's knowledge, except as provided below in this Section 4.9, no Included Property is
                                            -----------
situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over any Property. The Property located in Fremont, Nebraska is located in a special flood hazard area, and Borrower will maintain during the term of the Loan flood insurance for such Property in a form and amount reasonably acceptable to Agent. The Property located in New Castle, Pennsylvania is located in a wetlands, and Borrower has obtained all permits necessary to develop and use such Property as an assisted living facility and Borrower will maintain such permits during the term of the Loan.

     4.10. Taxes/Assessments. There are no unpaid or outstanding real estate or
           -----------------
other taxes or assessments on or against any Property or Improvements or any part thereof, except general real estate taxes not yet due or payable. Copies of the current general real estate tax bills with respect to each Property and the Improvements thereon have been delivered to Agent. Each such bill covers the entire applicable Property and does not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

     4.11. Eminent Domain. There is no eminent domain or condemnation proceeding
           --------------
pending or, to the best of Borrower's knowledge threatened, relating to any Property or Improvements.

     4.12.  Litigation. Except as set forth in Exhibit D, there is no
            ----------                         ---------
litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to any Borrower or ALC or any of their respective property, assets, or business, including the Project, which if decided adversely would materially and adversely affect the business, affairs, assets or financial condition of any Borrower, ALC, any Property or the Improvements located thereon, or the prospects for repayment of the Loan.

     4.13.  Accuracy. Neither this Agreement nor any document, financial
            --------
statement, credit information, certificate or written statement furnished to Agent by Borrower or ALC contains any untrue statement of a material fact or omits to state a material fact which would affect any Lenders' decision to make the Loan.

     4.14.  Foreign Ownership. Neither ALC nor any Borrower is or will be held,
            -----------------
directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

     4.15.  Solvency. Neither ALC nor any Borrower is insolvent and there has
            --------
been no: (i) assignment made for the benefit of the creditors of any of them;
(ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

     4.16.  Financial Statement/No Change. ALC has heretofore delivered to Agent
            -----------------------------
copies of the financial statements dated September 30, 2000 of ALC. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of ALC as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of ALC. ALC has no material contingent liabilities not provided for or disclosed in said financial statements. ALC has delivered calculations of the Cost Basis for each Included Property prepared on a basis which is acceptable to Agent and certified as true and correct by ALC. There has been no material adverse change since September 30, 2000 in the business operations, credit, prospects or financial condition of any Borrower, ALC or the Project.

     4.17.  Special Purpose Entity. Each Borrower: (i) does not hold, directly
            ----------------------
or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in its Property, any personal property used in connection therewith, any Leases thereof and any contract rights with respect thereto; (ii) is not a shareholder or partner or member of any other entity; and (iii) does not conduct any business other than the ownership, management and operation of its Property.

     4.18.  No Broker. Except for Cohen & Steers, no brokerage commission or
            ---------
finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

     4.19.  Year 2000 Compliance. Borrower has made an assessment of the
            --------------------
microchip and computer-based systems and the software used in its business and has determined that it is "Year 2000 Compliant". For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. Borrower is not aware of any circumstances that would be reasonably likely to result in a material adverse change in the business or financial condition of Borrower as a result of Borrower's failure to become Year 2000 Compliant prior to January 1, 2000. Borrower will promptly notify Agent if Borrower becomes aware of any such circumstances after the date hereof.

     4.20.  Employees. Borrower does not have any employees and shall not have
            ---------
any employees until after the date on which the entire principal balance of the Loan and all interest thereon and all other sums due pursuant to the Loan Documents have been repaid in full (the "Repayment Date").

                                   ARTICLE V
                             Affirmative Covenants
                             ---------------------

     5.1.   Inspection. Subject to the rights of tenants under Leases, Agent and
            ----------
its authorized agents may enter upon and inspect the Project at all reasonable times upon reasonable advance notice given orally or in writing to Borrower. Agent, at Borrower's expense, shall retain one or more independent consultants to periodically inspect the Project and all documents, drawings, plans, and consultants' reports relating thereto; provided, however, that such inspections shall not occur more frequently than annually unless an Event of Default has occurred and is continuing or Agent has a good faith reason to do so. On the first (1st) day of each month during the term of the Loan, each Borrower shall pay to Agent, in addition to all other amounts due under the Loan Documents, the sum of Two Hundred Fifty and No/100 Dollars ($250.00), which Agent shall apply against the cost of the aforesaid inspections.

     5.2.   Books and Records/Audits. Borrower shall keep and maintain at all
            ------------------------
times at Borrower's address stated below, or such other place as Agent may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project on a Property-by-Property basis (including computations of Net Cash Flow) and to provide the financial statements required to be provided to Agent pursuant to Section 5.3 below and
                                                        -----------
copies of all written contracts, correspondence, reports of Agent's independent consultant, if any, and other documents affecting the Project. Agent and its designated agents shall have the right to inspect and copy any of the foregoing at all reasonable times upon reasonable advance notice. Additionally, Agent may audit and determine, in Agent's sole and absolute discretion, the accuracy of Borrower's records and computations; provided, however, that such audits shall not occur more frequently than annually unless an Event of Default has occurred and is continuing or Agent has a good faith reason to do so. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation (including the computation of Net Cash Flow) equal to or greater than the greater of: (i) five percent (5%); or
(ii) Five Thousand and No/100 Dollars ($5,000.00) more than any computation submitted by Borrower.

     5.3.  Financial Statements; Balance Sheets. Borrower shall furnish to Agent
           ------------------------------------
and shall cause ALC to furnish to Agent such financial statements and other financial information as Agent may from time to time reasonably request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Agent and shall cause ALC to furnish to Agent the following statements:

           5.3.1.  Monthly and Annual Operating Statements. Statements of the
                   ---------------------------------------
operation of the Project on a Property-by-Property basis (including a current rent roll, monthly operating statements, monthly delinquency reports and monthly schedules of receivables) as of the last day of each month, to be delivered within twenty (20) days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project on a Property-by-Property basis, to be delivered within ninety (90) days after the end of each fiscal year and certified by Borrower as true, correct, and complete.

           5.3.2.  Annual Balance Sheets and Financial Statements. Annual
                   ----------------------------------------------
audited and quarterly unaudited consolidated balance sheets and financial statements from ALC, within ninety (90) days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly present in all material respects the financial condition(s) of the person(s) referred to therein as of the date(s) indicated.

           5.3.3.  Audits. If Borrower fails to furnish or cause to be furnished
                   ------
promptly any report required by this Section 5.3, or if Agent reasonably deems
                                     -----------
such reports to be unacceptable, Agent may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower and/or ALC which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared at Agent's option, either internally by Agent or by an independent firm of certified public accountants to be selected by Agent. Borrower shall pay all reasonable costs and expenses of the audit and other services, whether performed internally or by an independent firm, which costs and expenses shall be immediately due and payable with interest thereon at the default rate contained in the Notes.

     5.4.  Use of Proceeds. Borrower shall use the proceeds of the Loan for
           ---------------
proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

     5.5.  Notice of Litigation or Default.  Borrower shall within a reasonable
           -------------------------------
period of time provide Agent with:

           (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to any Borrower's or ALC's knowledge, threatened against or relating to any Borrower, ALC, or the Project, which if decided adversely, could reasonably be expected to have a material adverse effect on any Borrower, ALC or any Property; and

           (b) a copy of all notices of material default and violations of laws, regulations, codes, ordinances and the like received by any Borrower or ALC relating to any Borrower, ALC, the Collateral or the Project.

     5.6.  Affiliate Transactions. Any agreement by a Borrower with an Affiliate
           ----------------------
pertaining to the Project shall be on terms no less favorable to such Borrower than would be obtained from a non-Affiliate. Borrower shall deliver to Agent a copy of each such agreement. If requested by Agent, such agreement shall provide Agent the right to terminate it upon Agent's or Lenders' (or their designee's) acquisition of the Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

           "Affiliate" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "Person"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower or ALC; any officer, director, partner or shareholder of such Borrower or ALC; any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     5.7.  Advertisement. Borrower agrees to allow Agent and Lenders to
           -------------
advertise in the various news or financial media that Agent and Lenders have provided financing to Borrower.

     5.8.  Replacement Reserve. At the time of and in addition to the monthly
           -------------------
installments of interest due under the Notes, Borrower shall pay to Agent, for the benefit of Lenders, an amount equal to the product of Twenty-Five and No/100 Dollars ($25.00) multiplied by the number of units in the Project (the "Replacement Reserve"). The Replacement Reserve funds shall be placed in an interest bearing account, with all interest earned to be credited to Borrower. On the Maturity Date (as it may be extended), the monies then remaining on deposit with Agent shall be applied against the Indebtedness or if all Indebtedness has been indefeasibly paid in full, returned to Borrower. So long as no Event of Default is then continuing, Borrower may request Agent to disburse funds from the Replacement Reserve (which request will include a reasonably detailed description of the capital expenditures at the Property which Borrower intends to pay for with such funds), which request shall not be unreasonably denied by Agent. If requested by Agent, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence reasonably required by Agent.

                                  ARTICLE VI
                              Negative Covenants
                              ------------------

     6.1.  No Amendments. Borrower shall not amend, modify or terminate, or
           -------------
permit the amendment, modification or termination of:

           (a)  the Incorporation Documents; or

           (b)  the ALC Leases.

     6.2.  No Additional Indebtedness. Borrower shall not, without Agent's prior
           --------------------------
written consent, incur additional indebtedness, except for (a) trade payables in the ordinary course of business, (b) up to $50,000 in the aggregate per Property for purchase money debt to purchase and, capital leases of, vehicles, equipment and other capital items to be used solely in connection with the operation of such Property and which are reasonably related to the operation of assisted living facilities, and (c) indebtedness incurred by a Borrower to ALC or an Affiliate in connection with the acquisition of a Property which indebtedness is subject to the Intercreditor Agreement.

     6.3.  No Commingling Funds. No Borrower shall commingle funds related to
           --------------------
its Property and Improvements with funds from any other property.

     6.4.  Lienable Work. No excavation, construction, earth work, site work or
           -------------
any other mechanic's lienable work shall be done to or for the benefit of any Property, without Agent's approval, which shall not be unreasonably withheld, except for normal repair and maintenance in the ordinary course of business and up to $25,000 of work annually at each Property which does not decrease the value of such Property.

     6.5.  Conversion. Borrower shall not, and shall not permit, the Project or
           ----------
any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.

     6.6.  Use of Property. Unless required by applicable law, Borrower shall
           ---------------
not permit changes in the use of any Pool 1 Property from the use existing at the Closing Date and in the use of any Pool 2 Property from the use existing as of the date such Property becomes an Included Property. Borrower shall not, and Borrower shall not permit ALC to, initiate or acquiesce in a change in the plat of subdivision, or zoning classification of any Property without Agent's prior written consent.

     6.7.  Transfers of Interest in ALC. Without Agent's prior written approval,
           ----------------------------
Borrower shall not cause or permit ALC to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell all or substantially all of its assets or allow its stock to cease to be publicly traded; provided that, notwithstanding
                                                --------
the foregoing ALC may merge or consolidate with or into any Person, provided
                                                                    --------
that:

           (i) the consolidated net worth of the surviving corporation after giving effect to such merger or consolidation is at least equal to the consolidated net worth of ALC immediately prior to such merger or consolidation (computed in each case in accordance with generally accepted accounting principles consistently applied);

           (ii) the surviving corporation (or in the event of a triangular merger in which ALC common stock is converted into common stock of the parent company of the other constituent corporation to such merger or consolidation (the "Parent"), the Parent) is a publicly held corporation immediately after giving effect to such merger or consolidation;

           (iii) the Agent, in its sole reasonable discretion, shall determine the Person or Persons that shall be required to assume the obligations of ALC under the Guaranty and Environmental Indemnity following such merger or consolidation, including without limitation, ALC's past, current and future obligations and liabilities under the Guaranty and Environmental Indemnity and each other Loan Document to which ALC is a party, pursuant to an assumption agreement in form and substance reasonably satisfactory to the Agent, and Agent shall have received such assumptions;

           (iv) the Agent shall have received such other documents, agreements, certificates, legal opinions and information (in form and substance satisfactory to the Agent) which may be reasonably requested by the Agent;

           (v) no Event of Default has occurred and is continuing or would result therefrom; and

           (vi) Borrower shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by them pursuant to the matters described in this Section 6.8, including without limitation, any negotiation, review and
          -----------
     preparation of documents, legal fees, and any transaction costs.

If Borrower violates any provision of this Section 6.8, Agent shall have the
                                           -----------
right but not the obligation to accelerate the Maturity Date to a date which is not less than ninety (90) days after Agent provides written notice of such acceleration to Borrower.

                                  ARTICLE VII
           Events of Default; Acceleration of Indebtedness; Remedies
           ---------------------------------------------------------

     7.1.  Events of Default. The occurrence of any one or more of the following
           -----------------
shall constitute an "Event of Default" under this Agreement:

           (a) Failure of Borrower to pay, within five (5) days of the due date, any interest or principal payment required to be made under the Notes or this Agreement, and within five (5) days after notice, any of the other payment obligations of Borrower to Agent or Lenders, including any other payment due under the Notes or this Agreement (all interest, principal and all other amounts coming due under any of the Loan Documents is referred to collectively as the "Indebtedness"); or

           (b)  A breach of the representation contained in Section 1.7 (ALC
                                                            -----------
     Properties), a sale, transfer, encumbrance, lease or refinancing in violation of Section 1.7, or failure of Borrower to strictly comply with
                  -----------
     the provisions of Sections 4.17 (special purpose entity) or 5.1
                       -------------                             ---
     (inspection) of this Agreement; or

           (c) Breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within thirty
                  -----------------------
     (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within sixty
     (60) days after the original notice thereof), Borrower shall not be in default hereunder; provided, further that if such breach results from the commencement of any administrative or other proceeding seeking license revocation or suspension or limitation on admission of residents to any of the Properties (collectively, "Regulatory Action") by any federal or state regulatory agency, and Borrower is unable to cure such breach within the cure period set forth in the immediately preceding proviso, then Borrower shall not be in default hereunder as a result of such Regulatory Action unless (a) Borrower fails to promptly, in any event, within thirty (30) days following such Regulatory Action, commence resolution of the matter and thereafter diligently and continuously prosecute in good faith a settlement, dismissal or resolution of such Regulatory Action; (b) the Property in question fails to be continuously operated by Borrower or ALC as an assisted living facility; or (c) the license to operate the Property in question has terminated and Borrower or ALC have no appeal rights; or

           (d) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower or ALC (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or any Borrower or ALC makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

           (e) The occurrence of a default and the expiration of any cure period applicable thereto under any Loan Document or any ALC Lease; or

           (f) Borrower shall default in the payment of any indebtedness in an aggregate outstanding principal amount greater than $5,000.00 (other than the Indebtedness), and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

           (g) Any statement, report or certificate made or delivered to Agent or any Lender by Borrower or ALC is not materially true and complete at any time; or

           (h) The Debt Coverage Ratio for the Project shall fall below 1.50:1.00, which ratio shall be calculated over the previous consecutive three (3) month period;

           (i) ALC ceases to own one hundred percent (100%) of the economic interests in each Borrower; or

           (j) If the dispute between ALC and the healthcare licensing regulatory authority in Indiana regarding the permissible scope of activities of ALC at its facility in Logan's Port, Indiana, or the resolution or settlement of such dispute, results in a material adverse effect on any Borrower, ALC or any Property; provided, however, the foregoing shall not be deemed to be an Event of Default so long as ALC fully complies with and implements all of the requirements of the Settlement Agreement attached hereto as Exhibit E pursuant to the terms and conditions set forth therein.

     7.2.  Acceleration; Remedies. Upon the occurrence of an Event of Default,
           ----------------------
at the option of Agent or at the direction of Requisite Lenders, the Indebtedness shall become immediately due and payable without notice to Borrower and Agent and Lenders shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                 ARTICLE VIII
                         Assignment and Participation
                         ----------------------------

     8.1.  Assignments and Participations.
           ------------------------------

           8.1.1.  Assignments. Each Lender may from time to time assign,
                   -----------
subject to the terms of an Assignment and Acceptance Agreement in a form prescribed by Agent, its rights and delegate its obligations under this Agreement to another Person, provided that (a) such Lender (excluding Heller)
                             --------
shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld; (b) the Pro Rata Share (defined below) of the Loan being assigned shall in no event be less than the lesser of (i) $10,000,000.00 and
(ii) the entire amount of the Pro Rata Share of the Loan of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500.00 (the foregoing conditions set forth in clauses (a), (b) and (c) may, however, be waived by Agent in its sole discretion). In the case of an assignment authorized under this Section 8.1, the assignee shall have, to the extent of such assignment, the
     -----------
same rights, benefits and obligations as it would if it were an initial Lender hereunder, subject to the applicable Assignment and Acceptance Agreement. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Loan or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a Lender hereunder. Except as provided in this subsection 8.1.1, and notwithstanding other
                           ----------------
provisions of this Agreement or the other Loan Documents which may be to the contrary, no Lender shall assign or sell participations in this Agreement, the other Loan Documents or the Loan.

          "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Loan funded by such Lender by (ii) the outstanding principal amount of the Loan, as such percentage may be adjusted by assignments permitted by Section 8.1.
                                                                    -----------

          8.1.2.  Recording of Assignments.  Agent shall maintain at its
                  ------------------------
office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrower, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

          8.1.3.  Acceptance of Assignment by Agent.  Upon its receipt of a
                  ---------------------------------
duly completed Assignment and Acceptance Agreement executed by an assigning Lender and its assignee (together with the Notes subject to such assignment) and the administrative fee referred to above, Agent shall (subject to the consent of Agent to such assignment, if required) (1) accept such Assignment and Acceptance Agreement, (2) record the information contained therein in the Register to reflect such Assignment and Acceptance Agreement and (3) give prompt notice thereof to Borrower and Lenders. Upon request by Agent, Borrower shall promptly execute and deliver to Agent Notes evidencing the Indebtedness owed by Borrower to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Agent shall cancel the Notes delivered to it by the assigning Lender and deliver the cancelled Notes to the Borrower and the new Notes to the assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

          8.1.4.  Participations.  Heller may sell (and buy back) participations
                  --------------
in all or any part of its Pro Rata Share of the Loan to (from) another Person. All amounts payable by Borrower hereunder shall be determined as if Heller had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount or interest rate payable; (ii) any extension of the date fixed for any payment of interest payable; or (iii) any release of all or substantially all of the Collateral (except if the sale, disposition or release of such Collateral is permitted hereunder or under any other Loan Document). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of Sections 8.4 and 9.7 be considered to be a Lender
                      ------------     ---
hereunder.


          8.1.5.  Other Matters.  Except as otherwise provided in this Section
                  -------------
8.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any assignment of, or granting of a participation in, all or any part of the Loans, the Notes, the Indebtedness or other obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and ALC in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants). Borrower agrees that it will use commercially reasonable efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda.

    8.2.  Agent.
          -----

          8.2.1.  Appointment. Each Lender hereby designates and appoints Heller
                  -----------
as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Loan Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this
Section 8.2 and 8.3. The provisions of this Section 8.2 are solely for the
-----------     ---                         -----------
benefit of Agent and Lenders and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          8.2.2.  Nature of Duties.  The duties of Agent shall be mechanical and
                  ----------------
administrative in nature.  Agent shall not have by reason of this Agreement a
fiduciary relationship in respect of any Lender.   Nothing in this Agreement or
any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower and ALC in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower and ALC, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          8.2.3.  Rights, Exculpation, Etc.  Neither Agent nor any of its
                  ------------------------
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any of Borrower, ALC or Lenders. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any of Borrower, ALC or Lenders, or the existence or possible existence of any default hereunder or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders and, notwithstanding the instructions of Requisite Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with subsection 8.2.5 below.

     "Requisite Lenders" means Lenders (other than Defaulting Lenders) having sixty-six and two-thirds percent (66-2/3%) or more of the outstanding principal balance of the Loan of all Lenders that are not Defaulting Lenders.

          8.2.4.  Reliance.  Agent shall be entitled to rely, and shall be
                  --------
fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, facsimile, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

          8.2.5.  Indemnification.  Lenders will reimburse and indemnify Agent
                  ---------------
for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Requisite Lenders until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2.5 shall survive the payment in full of the Indebtedness and the performance in full of all other obligations of Borrower or ALC to Agent and/or Lenders under any of the Loan Documents (the "Obligations") and the termination of this Agreement.

          8.2.6.  Heller Individually.  With respect to its obligations under
                  -------------------
the Loan, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" (as defined above) or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business as if it were not acting as Agent pursuant hereto.

          8.2.7.  Successor Agent.
                  ---------------
          (a)  Resignation.  Agent may resign from the performance of all its
               -----------
agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (b) below or as otherwise provided below.

          (b)  Appointment of Successor.  Upon any such notice of resignation
               ------------------------
pursuant to clause (a) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (a) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

          (c)  Successor Agent.  Upon the acceptance of any appointment as
               ---------------
Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 8.2 shall inure to
                                                     -----------
its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          (d)  Release of Collateral.  Lenders hereby irrevocably authorize
               ---------------------
Agent, at its option and in its discretion, to release any lien granted to or held by Agent upon any Collateral (i) upon termination of the Loan and payment and satisfaction of all Indebtedness and Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); or (ii) constituting property being refinanced, sold or disposed or if Borrower certifies to Agent that the refinancing, sale or disposition is made in compliance with the provisions of this Agreement, including, without limitation, pursuant to Section 1.6 hereof (and Agent may rely in good faith
                        -----------
conclusively on any such certificate, without further inquiry).

          8.2.8.  Collateral Matters.
                  ------------------
          (a)  Confirmation of Authority; Execution of Releases.  Without in
               ------------------------------------------------
any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 8.2.7 (d) and
                                                     --------------------
this subsection 8.2.8(a)), each Lender agrees to confirm in writing, upon
     -------------------
request by Agent or Borrower, the authority to release any Collateral conferred upon Agent. Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the liens granted to Agent upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Indebtedness or Obligations or any liens upon (or obligations of any Lender, in respect of), all interests retained by any Lender, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b)  Absence of Duty.  Agent shall have no obligation whatsoever to
               ---------------
any Lender or any other Person to assure that the property covered by the Loan Documents exists or is owned by Borrower or ALC, as applicable, or is cared for, protected or insured or has been encumbered or that the liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2.8 or in any of the Loan Documents, it
                           ----------------
being understood and agreed that in respect of the property covered by the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

          (c)  Agency Provisions Relating to Collateral.
               ----------------------------------------

                 (i) The Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, at any time and from time to time, to take any actions with respect to any Collateral for the Loan or any Loan Document which may be necessary to preserve and maintain such Collateral or to perfect and maintain perfected the liens upon such Collateral granted pursuant to this Agreement and the other Loan Documents.

                 (ii) Should the Agent commence any proceeding or in any way seek to enforce the Agent's or the Lenders' rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Agent shall acquire title to any Collateral, each Lender, upon demand therefore from time to time, shall contribute its Pro Rata Share of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraiser's fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its Pro Rata Share of all reasonable out of pocket costs and expenses incurred by the Agent (including reasonable attorneys' fees and expenses but excluding any administrative fees payable to Agent hereunder) if the Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral for the Loan or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any Collateral, or to enforce any rights of the Agent or the Lenders or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between any Agent and any other Lender(s). It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of a default or an Event of Default, said counsel shall be selected by the Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to the Lenders.

                 (iii) In the event that all or any portion of the Collateral for the Loan is acquired by the Agent as the result of the exercise of any remedies hereunder or under any other Loan Document, or is retained in satisfaction of all or any part of Borrower's obligations under the Loan Documents, title to any such Collateral or any portion thereof shall be held in the name of one or more of the Agent or a nominee or subsidiary of on or more of the Agent, as agent, for the ratable benefit of the Agent and the Lenders. The Agent shall prepare a recommended course of action for such Collateral (the "Post-Default Plan"), which shall be subject to the approval of the Requisite Lenders. The Agent shall administer the Collateral in accordance with the Post Default Plan, and upon demand therefore from time to time, each Lender will contribute its Pro Rata Share of all reasonable out of pocket costs and expenses incurred by the Agent pursuant to the Post-Default Plan, including without limitation, any operating losses and all necessary operating reserves. To the extent there is net operating income from such Collateral, the Agent shall, in accordance with the Post-Default Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Share. In no event shall the provisions of this subsection or the Post-Default Plan require any Agent or any Lender to take an action which would cause such Lender to be in violation of any applicable regulatory requirements.

          (d)  Lender Actions Against Borrower or the Collateral.  Each Lender
               -------------------------------------------------
agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Person hereunder or under any other Loan Documents with respect to exercising claims against the Borrower or rights in any Collateral without the consent of the Requisite Lenders. With respect to any action by the Agent to enforce the rights and remedies of the Agent and Lenders with respect to the Borrower and any Collateral in accordance with the terms of this Agreement, each Lender hereby consents to the jurisdiction of the court in which such action is maintained.

          8.2.9.  Agency for Perfection.  Agent and each Lender hereby appoint
                  ---------------------
each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Loan Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

          8.2.10.  Notice of Default.  Agent shall not be deemed to have
                   -----------------
knowledge or notice of the occurrence of any Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Event of Default as may be requested by Requisite Lenders in accordance with this Article VIII. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interests of Lenders.

          8.2.11.    Employment of Agents and Counsel.  The Agent may
                     --------------------------------
undertake any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be liable to Lenders, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     8.3. Amendments, Consents and Waivers.
          --------------------------------

          8.3.1. Except as otherwise provided in Section 8.2, this Section 8.3
                                                 -----------       -----------
or in Section 9.17, and except as to matters set forth in other subsections
      ------------
hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

          8.3.2. In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

     8.4. Set Off and Sharing of Payments.
          -------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower, and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of the Indebtedness or Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Indebtedness or Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Indebtedness or Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

     8.5.  Disbursement of Funds.
           ---------------------

           Agent may, on behalf of Lenders, disburse funds to Borrower for advances of the Loan requested in compliance with the provisions of this Loan Agreement. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any portion of the Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, facsimile or telecopy of the amount of such Lender's Pro Rata Share of the advance requested by Borrower no later than 1:00 p.m. Chicago time on the funding date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested advance, in same day funds, by wire transfer to Agent's account on such funding date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this
Section 8.5 shall be without premium or penalty, but with interest at the
-----------
Interest Rate.  Nothing in this Section 8.5 or elsewhere in this Agreement or
                                -----------
the other Loan Documents, including without limitation the provisions of Section
                                                                         -------
8.6, shall be deemed to require Agent to advance funds on behalf of any Lender
---
or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     8.6.  Payments.
           --------
           8.6.1.  Distribution and Apportionment of Payments.
                   ------------------------------------------
          (a)  Subject to subsection 8.6.1(b), payments actually received by
                          -------------------
Agent for the account of the Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within five (5) Business Days, provided that, if any such payments are not distributed to the Lenders within five (5) Business Days after Agent's receipt thereof, Agent shall pay to such Lenders interest thereon, at the lesser of (i) the overnight cost of funds at which federal funds are made available to the Agent (such interest rate to change automatically effective as of the date of each change in the overnight cost of federal funds) and (ii) if the applicable payment represents repayment of a portion of the principal of the Loan, the Interest Rate, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Lenders provided such funds are received by Agent not later than 11:00 A.M. (Chicago time) on the date of receipt. All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement (but not in any separate fee letter except to the extent expressly set forth therein), and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Lenders as are entitled thereto, in proportion of their respective Pro Rata Shares or otherwise as provided herein or in the other Loan Documents or in the Assignment and Acceptance Agreements, as the case may be. The Agent shall distribute to each Lender at its primary address set forth herein or in its Assignment and Acceptance Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from the Requisite Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and may at any time or from time to time be changed by the Lenders as they may elect, in writing, without necessity of notice to or consent of or approval by Borrower.

          (b) If a Lender (a "Defaulting Lender") defaults in making any advance or paying any other sum payable by it hereunder, such sum together with interest thereon at the Interest Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the "Lender Default Obligation") shall be payable by the Defaulting Lender (i) to any Lender(s) which elect, at their sole option (and with no obligation to do so), to fund the amount which the Defaulting Lender failed to fund or (ii) to the Agent or any other Lender which under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as the Defaulting Lender has repaid the Lender Default Obligation in full (i) all amounts which would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the Interest Rate and then to principal) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender) whereupon such Lender shall no longer be a Defaulting Lender, and (ii) the Defaulting Lender's right to consent to or approve of matters which are subject to the consent or approval of Requisite Lenders or all Lenders shall be suspended, and for purposes of consent and approval the definition of "Requisite Lenders" and "all Lenders" shall be modified as if the Defaulting Lender were not a Lender. Any interest collected from Borrower on account of principal advanced by any Lender(s) on behalf of a Defaulting Lender shall be paid to the Lender(s) who made such advance and shall be credited against the Defaulting Lender's obligation to pay interest on the amount advanced at the Interest Rate. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders, or all Lenders. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate the Lenders for the Defaulting Lender's breach of this Agreement, to collect damages. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys' fees and expenses), plus interest thereon at the Interest Rate, for funds advanced by Agent or any other Lender on account of the Defaulting Lender or any other damages such entities may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

          (c) At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          8.6.2.  Return of Payments.
                  ------------------

          (a) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate in effect on each such day (as determined by Agent) and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

          (b) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     8.7.  Reserves.  The Agent is hereby authorized on behalf of all Lenders,
           --------
without with necessity of any notice to or further consent from any Lender, at any time and from time to time (i) to disburse the inspection fees collected under Section 5.1 to pay
                                                            -----------
for the inspections referred to therein (including payment to Agent therefor),
(ii) to disburse all or any portion of any real estate tax reserves maintained under the Mortgages, and (iii) to disburse all or any portion of the Replacement Reserve.

     8.8.  Sale of the Loan.  Notwithstanding anything to the contrary contained
           ----------------
herein but subject to the exceptions listed below, so long as no Event of Default is then continuing, no Lender shall sell or assign its interest in the Loan without the prior written consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. The immediately preceding sentence shall not apply to the following situations: (i) the sale (or repurchase) by Heller of any participation(s) in all or any part of its interest in the Loan, (ii) the sale or assignment of a Lender's interest in the Loan (or any portion thereof) to any Person with assets of one billion dollars or more on a consolidated basis at the time of such transaction, (iii) the sale or assignment of a Lender's interest in the Loan (or any portion thereof) to an affiliate of such Lender, (iv) the sale or assignment of a Lender's interest in the Loan (or any portion thereof) if done in connection with the sale, assignment or other disposition of all or any substantial portion of such Lender's portfolio of real estate or healthcare loans of a similar nature or (v) the sale or assignment by a Lender of its interest in the Loan (or any portion thereof) to another Lender or Agent.

                                  ARTICLE IX
                                 Miscellaneous
                                 -------------

     9.1.  Expenditures and Expenses.  Borrower shall promptly pay all
           -------------------------
reasonable Costs (defined below) incurred by Agent and/or Lenders in connection with the documentation, closing, making disbursements (including closings and disbursements after the initial disbursement of any portion of the Loan), modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the interest rate then applicable to the Indebtedness until paid. For the purposes hereof "Costs" means all expenditures and expenses which may be paid or incurred by or on behalf of Agent and/or Lenders including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Agent's and/or Lenders' inside counsel), receivers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Agent's and/or Lenders' out-of-pocket costs and expenses related to any audit or inspection of the Project, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, Torrens' Certificates and similar data and assurances with respect to title as Agent may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project the true condition of the title to, or the value of, the Project or any part thereof.

     9.2.  Disclosure of Information.  Agent and/or Lenders shall have the right
           -------------------------
(but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project or any part thereof) any and all information which Agent and/or Lenders may have with respect to ALC, the Project and Borrower, whether provided by Borrower, ALC or any third party or obtained as a result of any environmental assessments. Agent and each Lender agree to exercise reasonable efforts to keep any confidential information delivered in connection with the Loan Documents, confidential from Persons other than those employed by or engaged by Agent or such Lender and those employed by or engaged by Agent's or such Lender's assignees or participants, or potential assignees or participants; provided, however, this sentence shall not apply to disclosures required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or in connection with any dispute with ALC or a Borrower or arising out of the Loan Documents in any way. Borrower and ALC agree that Agent and Lenders shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and ALC, on behalf of themselves and their successors and assigns, hereby release and discharge Agent and Lenders from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

     9.3.  Intentionally Omitted.
           ---------------------

     9.4.  Forbearance by Lender Not a Waiver.  Any forbearance by Agent and/or
           ----------------------------------
Lenders in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Agent's or Lenders' acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Agent's or Lenders' right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Agent or Lenders shall not be a waiver of Agent's or Lenders' right to accelerate the maturity of the Loan, nor shall Agent's or Lenders' receipt of any awards, proceeds, or damages under Section 4 of the Mortgage operate to cure or waive Borrower's or ALC's default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Agent and Lenders shall be effective against Agent and Lenders.

     9.5.  Governing Law; Severability.  The Loan Documents shall be governed by
           ---------------------------
and construed in accordance with the internal laws of the State of Illinois, except that the provisions of the laws of the state in which each Mortgage is recorded shall be applicable to the creation, perfection and enforcement of the lien created by that Mortgage. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

     9.6.  Relationship.  The relationship between Agent and Lenders, on the one
           ------------
hand, and Borrower, on the other, shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Agent and/or Lenders to any other party. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.

     9.7.  Indemnity.  Borrower shall indemnify, protect, hold harmless and
           ---------
defend Agent and Lenders, their respective successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including reasonable attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, ALC, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Agent's or Requisite Lenders' option, Agent may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

     9.8.  Notice.  Any notice or other communication required or permitted to
           ------
be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant
                --------
to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4/th/) day after deposit in the mail postage prepaid.

Notices to Borrower:              Assisted Living Concepts, Inc.,
                                  11835 NE Glenn Widing Drive
                                  Building E
                                  Portland, Oregon 97220
                                  Attn:  Drew Miller and Sandra Campbell
                                  Telecopy:  (503) 252-2916
with a copy to:                   Latham & Watkins
                                  633 West Fifth Street
                                  Suite 400
                                  Los Angeles, California 90071
                                  Attn:  Gary Olson
                                  Telecopy:  (213) 891-8763

Notices to Agent:                 Heller Healthcare Finance, Inc.
                                  Loan No. 20-365
                                  2 Wisconsin Circle
                                  Suite 400
                                  Chevy Chase, Maryland 20815
                                  Attn:  Manager, Portfolio Administration Group
                                  Telecopy: (301) 664-9843

With a copy to:                   Heller Healthcare Finance, Inc.
                                  Loan No. 20-365
                                  500 West Monroe Street
                                  Chicago, Illinois 60661
                                  Attn:  Kevin McMeen, Senior Vice President
                                  Telecopy: (312) 441-7119

And a copy to:                    Heller Healthcare Finance, Inc.
                                  Loan No. 20-365
                                  816 Congress Avenue
                                  Suite 1900
                                  Austin, Texas 78701
                                  Attn: Diana Pennington, Vice President and
                                  Chief
                                  Counsel, Senior Living Group
                                  Telecopy:  (512) 505-5487

     9.9.  Successors and Assigns Bound; Joint and Several Liability; Agents;
           ------------------------------------------------------------------
and Captions. The covenants and agreements contained in the Loan Documents shall
------------
bind, and the rights thereunder shall inure to, the respective successors and assigns of Agent, Lenders and Borrower, subject to the provisions of this Agreement. All covenants and agreements of Borrower shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Agent and Lenders may act through their respective employees, agents or independent contractors as authorized by Agent or Lenders, respectively. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

     9.10.  Terms and Usage. As used in the Loan Documents "business day" means
            ---------------
any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

     9.11.  Intentionally Omitted.
            ---------------------

     9.12.  Time of Essence.  Time is of the essence of this Agreement and the
            ---------------
other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

     9.13.  Venue.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR
            -----
FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN
(10) DAYS AFTER THE SAME HAS BEEN POSTED.


     9.14.  Jury Trial Waiver.  BORROWER, AGENT AND EACH LENDER HEREBY WAIVE
            -----------------
RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, AGENT AND EACH LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDERS NOR AGENT NOR ANY PERSON ACTING ON BEHALF OF THEM HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER, LENDERS AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND LENDERS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

     9.15.  Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

     9.16.  Final Agreement.  This Agreement (including the Senior Housing Rider
            ---------------
attached hereto and hereby made a part hereof), together with the other Loan Documents, represents the entire agreement among Borrower, ALC, Lenders and Agent and supersedes all prior agreements among the parties with respect to the Loan.

     9.17.  Amendments.  Except as otherwise provided herein, no amendment,
            ----------
modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the Borrower, if applicable; provided, that except to the extent permitted by the applicable
            --------
Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Loan; (b) reduce the principal of or the rate of interest on the Loan or the fees payable with respect to the Loan; (c) extend any date fixed for any payment of interest or fees; (d) change the definition of the term Requisite Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under Section 1.6, 1.7, 8.2.7(d) or 8.2.8 above or any
                              -----------  ---  --------    -----
other Loan Document); (f) amend or waive this Section 9.17 or the definitions of
                                              ------------
the terms used in this Section 9.17 insofar as the definitions affect the
                       ------------
substance of this Section 9.17; or (g) consent to the assignment, delegation or
                  ------------
other transfer by any party of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or
              --------  -------
waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to all Lenders required to take such action. Notwithstanding anything to the contrary in this Section 9.17, Agent and Borrower may execute amendments to this
                 ------------
Agreement and the other Loan Documents for the purpose of correcting typographical errors without the consent of Lenders. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower or any other party in any case shall entitle Borrower or any other party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.17 shall be binding upon each holder
                                 ------------
of the Notes at the time outstanding, each future holder of the Notes and, if signed by a party, upon such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                                      BORROWER:

                                      ALC OHIO, INC., a Nevada corporation

                                      By: /s/ Drew Q. Miller
                                         ---------------------------------------
                                         Drew Q. Miller, Treasurer

                                      ALC PENNSYLVANIA, INC.,
                                      a Nevada corporation

                                      By: /s/ Drew Q. Miller
                                         ---------------------------------------
                                         Drew Q. Miller, Treasurer

                                      ALC IOWA, INC.,
                                      a Nevada corporation

                                      By: /s/ Drew Q. Miller
                                         ---------------------------------------
                                         Drew Q. Miller, Treasurer

                                      ALC NEBRASKA, INC.,
                                      a Nevada corporation

                                      By: /s/ Drew Q. Miller
                                         ---------------------------------------
                                         Drew Q. Miller, Treasurer


                                      ALC NEW JERSEY, INC.,
                                      a Nevada corporation

                                      By: /s/ Drew Q. Miller
                                         ---------------------------------------
                                         Drew Q. Miller, Treasurer


                                      AGENT AND LENDER:

                                      HELLER HEALTHCARE FINANCE, INC., a
                                      Delaware corporation, as Agent and a
                                      Lender

                                      By: /s/ Kevin J. McMeen
                                         ---------------------------------------
                                      Name: Kevin J. McMeen
                                           -------------------------------------
                                      Its:  SVP
                                          --------------------------------------